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          REVOCABLE PROXY OF WASHINGTON INDEPENDENT BANCSHARES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                              FEBRUARY ___, 1999

     The undersigned hereby appoints Donald V. Rhodes and D. Michael Broadhead and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Washington Independent Bancshares, Inc. ("WIB") common stock, no par value per share, held of record by the undersigned on __________, 1999, at a Special Meeting of Shareholders to be held at __________________________, Yakima, Washington on February ___, 1999, at
_______. __m., local time, and at any and all adjournments of such Special Meeting, as follows:

     1. Merger Agreement. A proposal to approve the Agreement and Plan of Merger dated as of September 28, 1998, providing for the merger of WIB with and into Heritage Financial Corporation.

                 [_] FOR        [_] AGAINST        [_] ABSTAIN

     2. Other Matters. To act upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"  APPROVAL OF THE
                                MERGER AGREEMENT

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE LISTED PROPOSITION. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.




     Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign. In the event that you are present and elect to vote at the Special Meeting or at any adjournment thereof, you must notify the secretary of WIB at the Special Meeting of your decision to terminate this proxy, and then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges that prior to the execution of this proxy he or she received from WIB notice of the Special Meeting and a Proxy Statement/Prospectus for that meeting.

     Dated ______________, 1999.


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Print name of shareholder                 Print name of shareholder

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE
                               PRE-PAID ENVELOPE